Exhibit 99.1
Leadis Technology Reports First Quarter 2007 Results
SUNNYVALE, California – April 24, 2007 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, and audio ICs for mobile consumer electronics devices, today announced results for the first quarter of 2007, ended March 31, 2007.
Q1’07 Highlights
•	Leadis announced its strategic repositioning to become an analog and mixed-signal semiconductor provider of “Sight, Sound, and Touch” solutions to the mobile and consumer electronics market, targeting a larger available market and higher gross margin businesses.

•	Leadis acquired Mondowave, Inc., a privately-held company specializing in differentiated low-power consumer audio applications, to expand into the analog audio business. The company paid $8 million in cash to Mondowave’s stockholders and will pay Mondowave employees joining Leadis bonuses in future periods for retention and earn out performance goals.

•	Leadis expanded its Board of Directors with the addition of Alden Chauvin, a retired Sales and Marketing executive who will provide valuable expertise in the analog and mixed-signal market.

•	Leadis was awarded five new display driver program design wins, including the company’s first win incorporating its proprietary PowerLite™ Dynamic Backlight Control algorithm.

•	Leadis released six products into sampling: two new audio products via its Mondowave acquisition, two new LED drivers, and two new display driver ICs.
Financial Results
First quarter revenue was $13.7 million, meeting the company’s guidance, but was a 43% decrease from the previous quarter due primarily to the company’s decision to discontinue supporting a high volume but low-margin CSTN program. First quarter gross margin was 10%, lower than the prior quarter due mainly to higher warranty activities associated with a new program and lower absorption of fixed manufacturing costs due to the lower revenue base.
The company recorded the Mondowave acquisition under the purchase accounting method. The company recorded to its operating expenses a $1.3 million one-time in-process research and development charge and $0.4 million in acquisition-related expenses that included amortization of purchased intangible assets and employee retention costs. The acquisition-related expenses are anticipated to be approximately $1.2 million quarterly for approximately eight quarters. Under generally accepted accounting principles (GAAP), first quarter net loss was $5.5 million or $0.19 per basic share inclusive of acquisition-related costs during the quarter, higher than the $3.1 million, or $0.11 per basic share, net loss reported in the previous quarter and the $2.8 million, or $0.10 per basic share, net loss reported in the first quarter of 2006.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses. Operating expenses excluding share-based compensation expense and acquisition-related expenses declined by $0.2 million to $5.7 million, despite absorbing the newly acquired audio business expenditures for one month, as the company maintained tight control over expenses. Non-GAAP net loss for the first quarter of 2007 was $3.2 million or $0.11 per basic share as compared to a net loss of $1.5 million or $0.05 per basic share in the fourth quarter of 2006 and a net loss of $2.2 million or $0.08 per basic share in the first quarter of 2006. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash and short-term investments of $94 million as of March 31, 2007, which was $13 million lower than its balance as of the end of 2006, due primarily to the Mondowave acquisition and secondarily to the first quarter net loss. Due to this recent acquisition, the company has not made any share repurchases under the share buy-back program announced in the first quarter.
Business Summary
During the first quarter, the company announced its strategy to diversify its business beyond display drivers by leveraging its analog and mixed-signal capabilities to expand into synergistic markets, with the vision of becoming an analog, mixed-signal IC supplier of “Sight, Sound, and Touch” solutions targeting a larger available market at higher gross margins.
•	Leadis made its entrance into the audio market with the acquisition of Mondowave, Inc. The company’s first two new audio products are in the sampling stage:
a)	The LDS9302, a CODEC delivering excellent stereo audio performance at 1/3rd the power dissipation of comparable devices targeting portable consumer electronic devices, such as MP3 players.

b)	The LDS9200, a compact FM stereo transmitter that connects portable audio sources, such as MP3 players and aftermarket satellite radios, to stereo equipment in the home or car, without wires or line of sight requirements.
•	Leadis also entered the LED driver business with the sampling of its first two LED drivers during the first quarter of 2007:
a)	The LDS8841, a four channel fractional 1x/1.5x charge pump capable of driving up to four LEDs in mobile backlight units.

b)	The LDS8862, an I2C serial interface enabled six channel fractional 1x/1.5x charge pump capable of driving up to six LEDs in mobile backlight units.

•	Leadis formed a new Touch Sensor business unit with the assignment of an R&D team and a new General Manager.
The company continues to seek to improve its core display driver business. During the quarter, the company won five new program designs and announced sampling of two new display drivers: the LDS194 and LDS195, both 262K color STN drivers capable of supporting video-enabled phones. The company shipped 15 million units of display driver ICs during the first quarter. TFT display driver sales remained approximately 25% of revenue, as expected. STN and OLED display driver sales were approximately 70% and 5% of revenue, respectively.
“First quarter financial results met expectations at the revenue and net loss level,” said Mr. Tony Alvarez, President and CEO. “Our progress to develop new business lines beyond display drivers is on track. I am pleased that we closed the acquisition of our new audio IC business, punctuating our overall strategy of “Sight, Sound, and Touch” solutions.”
The Company also announced today that John Allen, Corporate Controller, has been promoted to Chief Financial Officer, effective immediately. Mr. Allen replaces Victor Lee, the company’s Chief Financial Officer since 2002, who is departing to pursue another opportunity outside of Leadis but will remain with the company through the end of June to ensure a smooth transition.
Q2 2007 Outlook
“While the new display driver business design wins provide some long term optimism, our short term revenue outlook remains weak,” said Mr. Paul Novell, Executive Vice President of Sales and Marketing. “We are expecting second quarter revenue to decline sequentially due to an earlier than expected ramp down of a large customer program.”
Based on information currently available to the company, expectations for the second quarter of 2007 are as follows:
•	Revenue, which varies with product mix and selling prices, is expected to decline to the range of $8 — $10 million.
•	ASP on a blended basis, which varies with product mix, is expected to be relatively flat compared to the first quarter.
•	Gross margin, which varies with product mix, ASP and unit costs, is expected to be flat as a percentage of sales relative to the prior quarter.
•	To support the new business initiatives, operating expenses are expected to increase by approximately $2 million, inclusive of about $1.2 million of acquisition-related expenses for amortization of purchased assets and employee retention.
“While disappointed by the near term outlook, I strongly believe that the investments we are making in our “Sight, Sound, and Touch” strategy will reposition Leadis for long term growth and profitability,” said Mr. Alvarez. “We believe we have the right strategy in place and now need to execute.”

Conference Call Today
Leadis will broadcast its conference call today, Tuesday, April 24, 2007 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its first quarter 2007 earnings and provide additional guidance.
To listen to the call, dial 1-866-293-8972 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 8646110.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of mobile and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; and audio CODEC and FM transmitter ICs, which are integral components in mobile media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, and LED drivers supporting mobile backlighting applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin, and certain operating expenses (including cost of sales, research and development and selling, general and administrative). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the second quarter of 2007 and remainder of fiscal year 2007 based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond LCD display drivers, including efforts to develop and market LED controllers, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and mobile electronic industries; the company’s ability to keep up with technological change; risks associated with the acquisition of Mondowave, Inc. or any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K filed with the SEC on March 12, 2007, in the sections titled Risk Factors and Forward-Looking Statements, which is available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006

ASSETS
Current assets:
Cash and cash equivalents	$53,849	$62,697	$67,721
Restricted cash	2,500	—	—
Short-term investments	37,319	43,845	34,182
Accounts receivable, net	11,343	17,399	20,603
Inventory	8,326	7,024	9,994
Prepaid expenses and other current assets	3,788	4,498	4,931

Total current assets	117,125	135,463	137,431
Property and equipment, net	3,992	4,160	3,341
Goodwill	2,867	281	281
Purchased intangible assets, net	5,095	—	—
Other assets	814	825	894

Total assets	$129,893	$140,729	$141,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,164	$19,623	$17,324
Taxes payable	288	2,342	2,455
Deferred margin	336	383	129
Other accrued liabilities	3,683	3,805	2,798

Total current liabilities	16,471	26,153	22,706
Long-term tax liabilities	3,222	—	—
Other noncurrent liabilities	513	539	784

Total liabilities	20,206	26,692	23,490

Stockholders’ equity:
Common stock and additional paid-in capital	109,907	109,110	104,409
Retained earnings	(220)	4,927	14,048

Total stockholders’ equity	109,687	114,037	118,457

Total liabilities and stockholders’ equity	$129,893	$140,729	$141,947

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006

Revenue	$13,670	$23,903	$24,057

Cost of sales (1)	12,298	20,820	20,395

Gross profit	1,372	3,083	3,662

Research and development expenses (1)	3,361	2,970	3,635
Selling, general and administrative expenses (1)	3,224	3,946	3,659
Amortization of purchased intangible assets	209	—	—
In-process research and development	1,320	—	—
Total operating expenses	8,114	6,916	7,294

Operating loss	(6,742)	(3,833)	(3,632)
Interest and other income, net	1,238	1,308	888

Loss before provision (benefit) for income taxes	(5,504)	(2,525)	(2,744)
Provision (benefit) for income taxes	(46)	548	188

Loss before cumulative effect of change in accounting principle	(5,458)	(3,073)	(2,932)

Cumulative effect of change in accounting principle	—	—	142

Net loss	$(5,458)	$(3,073)	$(2,790)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.19)	$(0.11)	$(0.10)
Cumulative effect of change in accounting principle	—	—	—

Basic and diluted net loss per share	$(0.19)	$(0.11)	$(0.10)

Shares used in computing basic and diluted per share amounts	29,329	29,187	28,455

Note:
(1)	Includes stock-based compensation, as follows:

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006

Cost of sales	$18	$48	$130
Research and development expenses	196	219	277
Selling, general and administrative expenses	437	801	649

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006
A. GAAP net loss	$(5,458)	$(3,073)	$(2,790)
Adjustment for stock-based compensation within:
Cost of sales	18	48	130
Research and development expenses	196	219	277
Selling, general and administrative expenses	437	801	649
Provision for income taxes	(143)	505	(349)
Cumulative effect of change in accounting principle	—	—	(142)
Adjustment for acquisition of business within:
Research and development expenses	136	—	—
Selling, general and administrative expenses	72	—	—
Amortization of purchased intangible assets	209	—	—
In-process research and development	1,320	—	—
Provision for income taxes	(16)	—	—

Non-GAAP net loss	$(3,229)	$(1,500)	$(2,225)

B. GAAP basic and diluted net loss per share	$(0.19)	$(0.11)	$(0.10)
Adjustment for stock-based compensation	0.02	0.06	0.02
Adjustment for acquisition of business	0.06	—	—

Non-GAAP basic and diluted net loss per share	$(0.11)	$(0.05)	$(0.08)

C. GAAP Gross Margin	10.0%	12.9%	15.2%
Adjustment for stock-based compensation	0.1%	0.2%	0.5%

Non-GAAP Gross Margin	10.1%	13.1%	15.7%

D. GAAP operating expenses	$8,114	$6,916	$7,294
Adjustment for stock-based compensation within:
Research and development expenses	(196)	(219)	(277)
Selling, general and administrative expenses	(437)	(801)	(649)
Adjustment for acquisition of business within:
Research and development expenses	(136)	—	—
Selling, general and administrative expenses	(72)	—	—
Amortization of purchased intangible assets	(209)	—	—
In-process research and development	(1,320)	—	—

GAAP Operating expenses	$5,744	$5,896	$6,368